Exhibit 99.1

July 5, 2016

Liberty Media Corporation Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation’s (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK)  President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the second quarter of 2016 on Friday,  August 5th at 11:30 a.m. (E.D.T.).  Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Media Corporation and Liberty Broadband Corporation.  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (844) 838-8043 or (678)  509-7480 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include our interest in SiriusXM. The businesses and assets attributed to the Liberty Braves Group (Nasdaq: BATRA, BATRK) include our subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Liberty Braves Group, including its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation